                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                           Jacksonville Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

[LOGO] JACKSONVILLE
       BANCORP, INC.




March 29, 2004

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Jacksonville Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Company's main office, 1211 West Morton Avenue, Jacksonville, Illinois at 1:30 p.m., Illinois time, on April 27, 2004.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

The Annual Meeting is being held so that stockholders may consider the election of directors and the ratification of the appointment of McGladrey & Pullen, LLP, as auditors for the Company's 2004 fiscal year. For the reasons set forth in the Proxy Statement, the Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders, and the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend personally. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the postage-paid envelope provided so that your shares will be represented at the Annual Meeting. You may revoke your proxy at any time prior to its exercise, and you may attend the annual meeting and vote in person, even if you have previously returned your proxy card. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

We thank you for your prompt attention to this matter and appreciate your support.

Sincerely,


/s/ Andrew F. Applebee                             /s/ Richard A. Foss
Andrew F. Applebee                                 Richard A. Foss
Chairman of the Board                              President and Chief
                                                   Executive Officer




                            1211 West Morton Avenue,
                                  P.O. Box 880
                          Jacksonville, Illinois 62650
                       (212) 245-4111 o Fax (217) 245-2010

                           JACKSONVILLE BANCORP, INC.
                            1211 West Morton Avenue,
                          Jacksonville, Illinois 62650
                                 (217) 245-4111

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 27, 2004

     Notice is hereby given that the Annual Meeting of Jacksonville Bancorp, Inc. (the "Company") will be held at the Company's main office, 1211 West Morton Avenue, Jacksonville, Illinois on April 27, 2004, at 1:30 p.m., Illinois time.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of three directors of the Company;

     2 The ratification of the appointment of McGladrey & Pullen, LLP as auditors for the Company for the fiscal year ending December 31, 2004; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Pursuant to the Bylaws of the Company, the Board of Directors has fixed March 19, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on such date will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. Jacksonville Bancorp, MHC, the Company's mutual holding company, owns 53.23% of the Company's issued and outstanding common stock and intends to vote its shares in favor of the proposals described in this proxy statement. A list of the Company's stockholders entitled to vote at the Meeting will be available for examination, during ordinary business hours, at the offices of the Company, 1211 West Morton Avenue, Jacksonville, Illinois, 62650 for ten days prior to the Meeting.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                      By Order of the Board of Directors


                                      /s/ John D. Eilering
                                      ------------------------------
                                      Corporate Secretary
Jacksonville, Illinois
March 29, 2004

                                 PROXY STATEMENT


                           JACKSONVILLE BANCORP, INC.
                            1211 West Morton Avenue,
                          Jacksonville, Illinois 62650
                                 (217) 245-4111


--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 27, 2004
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Company's main office, 1211 West Morton Avenue, Jacksonville, Illinois on April 27, 2004, at 1:30 p.m., Illinois time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 29, 2004.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED "FOR" THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT FOR CONSIDERATION AT THE MEETING.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

     Proxies may be revoked by written notice to the Secretary of the Company at the address of the Company set forth above, by filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. A proxy will not be voted if a stockholder attends the Meeting and votes in person. The presence at the Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a revocation to the Secretary of the Company prior to such voting. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder in order to vote in person at the Meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     The securities entitled to vote at the Meeting consist of the common stock, $0.01 par value per share, of the Company (the "Common Stock"). Each share of the Common Stock entitles the record holder to one vote on all matters. March 19, 2004, has been fixed by the Board of Directors as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had 1,951,488 shares of Common Stock issued and outstanding which were held by approximately 622 holders of record. Jacksonville Bancorp, MHC owns 1,038,738 shares, or 53.23% of the Company's 1,951,488 shares of Common Stock outstanding on the Record Date. The remaining 912,750 shares are held by minority stockholders. The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

     A plurality of votes cast is required to elect directors. The affirmative vote of a majority of stockholders present at the Meeting in person or by proxy is required for approval of McGladrey & Pullen, LLP to serve as our independent auditor for the year ended December 31, 2004, without regard to broker non-votes, or proxies marked "ABSTAIN". Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present but will not be counted as votes in favor of the proposals.

     Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Company's Board of Directors.

     As provided in the Charter of the Company, recordholders of Common Stock, except for Jacksonville Bancorp, MHC who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to vote any shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity.

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by directors individually, 8 18 by executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock. Information regarding the common stock ownership of each director individually is set forth under "Proposal I - Election of Directors." This information is based solely upon information supplied to the Company and the filings required pursuant to the Securities Exchange Act of 1934.

                                               AMOUNT OF SHARES
                                               OWNED AND NATURE                 PERCENT OF SHARES
         NAME AND ADDRESS OF                     OF BENEFICIAL                   OF COMMON STOCK
          BENEFICIAL OWNERS                      OWNERSHIP (1)                     OUTSTANDING
-------------------------------------      --------------------------       --------------------------
Jacksonville Bancorp, MHC (2)                       1,038,738                          53.23%
1211 West Morton Avenue,
Jacksonville, Illinois

All Directors and Executive Officers                  216,593                          11.10
as a Group (12 persons)(3)

-----------------------------------
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(2) The Company's executive officers and directors are also executive officers and directors of Jacksonville Bancorp, MHC.
(3) The share ownership of all directors and executive officers as a group represents 23.73% of all shares issued to minority stockholders.

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Board of Directors is currently composed of nine members as is set forth in the Company's Bylaws. The Company's Bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated Andrew F. Applebee, Emily J. Osburn and Harvey D. Scott, III, each to serve as a director for a three-year term. The nominees are currently members of the Board of Directors.

     The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the

Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.


                                                                                                SHARES OF
                                                                                              COMMON STOCK
                                                                                              BENEFICIALLY
                         AGE               POSITIONS                                            OWNED ON
                        AS OF             HELD IN THE              DIRECTOR         TERM        THE RECORD     PERCENT
      NAME(1)          12/31/03             COMPANY                SINCE(2)       TO EXPIRE       DATE(3)      OF CLASS
-------------------   ----------    ----------------------------- ----------     -----------  --------------  ----------
                                                      NOMINEES
Andrew F. Applebee        54        Chairman of the Board            1982           2004        73,753 (7)      3.78%
Emily J. Osburn           62        Director                         1982           2004        11,600 (8)      *
Harvey D. Scott III       53        Director                         1991           2004         7,800 (9)      *


                                           DIRECTORS CONTINUING IN OFFICE


Dean H. Hess              55        Director                         2000           2005        13,339 (10)     *
John C. Williams          54        Director, Senior Vice President  2000           2005        14,887 (11)     *

                                    and Trust Officer

Harmon B. Deal, III       43        Director                         2003           2005         7,326 (12)     *
Roger D. Cannell          68        Director                         1979           2006         8,002 (4)      *
Richard A. Foss           53        President, Chief Executive       1993           2006        62,042 (5)      3.18%

                                    Officer and Director
Michael R. Goldasich      65        Director                         1987           2006         3,712 (6)      *

--------------------------------------------
(*)  Less than 1%.
(1) The mailing address for each person listed is 1211 West Morton Avenue, Jacksonville, Illinois. Each of the persons listed is also a director of Jacksonville Bancorp, MHC, which owns the majority of the Company's issued and outstanding shares of Common Stock.

(2) Reflects initial appointment to the Board of Directors of the Company's mutual predecessor. (3) Shares of Common Stock are held directly unless indicated otherwise.
(4) Mr. Cannell has shared voting and investment power over 750 shares and sole voting and investment power over 7,252 shares; includes 600 shares awarded pursuant to the Company's restricted stock plan.
(5) Mr. Foss has shared voting and investment power over 2,740 shares and sole voting and investment power over 59,302 shares; includes 4,500 shares awarded pursuant to the Company's restricted stock plan and options to purchase 12,380 shares of Common Stock.
(6) Mr. Goldasich has shared voting and investment power over 375 shares and sole voting and investment power over 3,337 shares; includes 600 shares awarded pursuant to the Company's restricted stock plan and options to purchase 2,700 shares of Common Stock.
(7) Mr. Applebee has shared voting and investment power over 600 shares and sole voting and investment power over 73,153 shares; includes 4,080 shares awarded pursuant to the Company's restricted stock plan and options to purchase 15,920 shares of Common Stock.
(8) Ms. Osburn has sole voting and investment power over 11,600 shares; includes 600 shares awarded pursuant to the Company's restricted stock plan and options to purchase 2,700 shares of Common Stock.
(9) Mr. Scott has shared voting and investment power over 4,500 shares reported and sole voting and investment power over 3,300 shares; includes 600 shares awarded pursuant to the Company's restricted stock plan and options to purchase 2,700 shares of Common Stock.
(10) Mr. Hess has shared voting and investment power over 10,439 shares of Common Stock and sole voting powers over 2,900 shares. (11) Mr. Williams has sole voting and investment power over 14,887 shares of Common Stock, including options to purchase 8,600 shares of Common Stock.
(12) Mr. Deal has sole voting and investment power over 7,326 shares of Common Stock.

     The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated. With the exception of Messrs. Applebee, Foss and Williams, the board of directors has determined that each of the Company's directors qualifies as an "independent" director under Rule 4200(a)(15) of Standards of the National Association of Securities Dealers, Inc. for Nasdaq listed companies ("Nasdaq listing standards").

     ANDREW F. APPLEBEE was elected Chairman of the Board of Directors in January 1994. In addition, Mr. Applebee acted as the Company's Chief Executive Officer until January 2001. Prior thereto, Mr. Applebee was the President of the Company. Mr. Applebee has been employed by the Company since 1976.

     EMILY J. OSBURN is retired. Prior to her retirement she was the manager of radio stations WLDS and WEAI, which are located in Jacksonville, Illinois.

     HARVEY D. SCOTT, III is an orthopedic surgeon with Orthopaedic Center of Illinois in Jacksonville, Illinois.

     ROGER D. CANNELL is a certified public accountant. Mr. Cannell is a principal of Cannell & Sheehan, Ltd., a public accounting firm located in Jacksonville, Illinois.

     HARMON B. DEAL, III has been the President of Deal & Co., Inc., which is the general partner of Deal Partners, L.P., an investment partnership, located in Jacksonville, Illinois, since 1997. Prior to that time, he was a partner and principal in Rowe, Henry, and Deal, Inc., Investment Securities, Jacksonville, Illinois, from 1986 to 1996. He holds a bachelor's degree in general business from Jacksonville University, Jacksonville, Florida.

     RICHARD A. FOSS has been the President and Chief Executive Officer of the Company since 2001. From 1994 until 2001 he served as the Company's President and Chief Operating Officer. From 1992 until his appointment as President, Mr. Foss was the Company's Executive Vice President. Mr. Foss has been employed with the Company since 1986 when he was named Vice President. In addition, Mr. Foss is also President of Financial Resources Group, Inc., the Company's wholly owned subsidiary.

     MICHAEL R. GOLDASICH is an architect. He is the President of Goldasich-Audo Architects, located in Jacksonville, Illinois.

     DEAN H. HESS is a grain and livestock farmer in Morgan County. Prior to the merger of Chapin State Bank with the Company, Mr. Hess had served on the Board of Directors of Chapin State Bank.

     JOHN C. WILLIAMS is a Senior Vice President and Trust Officer for the Company, and manages the Chapin branch facility. Prior to the merger of Chapin State Bank with the Company, he was the Chairman of the Board, President and Trust Officer of Chapin State Bank.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     JOHN D. EILERING has been Vice President of Operations for the Company since July 2000. He has also served as the Corporate Secretary and Human Resources Officer since July 2002. From 1998 to 2000, he served as an Assistant Vice President of Information Systems. He has been employed by the Company since 1987. Mr. Eilering owns 11,562 shares of Common Stock, including options to purchase 5,250 shares of Common Stock.

     DIANA S. TONE has been the Chief Financial Officer for the Company since July 2002. She has also served as the Compliance Officer since June 2000. Prior to this time, she spent ten years with the Federal Deposit Insurance Corporation as a federal bank examiner. Ms. Tone owns 2,570 shares of Common Stock, including options to purchase 1,100 shares of Common Stock.

     JESS D. KARNS has been employed by the Company since July 2003 as the Senior Loan Administrator. From 2002 to 2003, he was employed as a Loan Workout Specialist at First Midwest Bank, Sioux Falls, South Dakota. From 1999 to 2001, he was the co-owner of Karns Real Estate and Insurance Agency. From 1997 to 1999 he served as the Executive Vice President of On-Site Credit Services, Oskaloosa, Iowa. Prior to this time, he spent ten years with the Federal Deposit Insurance Corporation, primarily involved in the workout of problem assets of troubled institutions. Mr. Karns does not currently own any shares of Common Stock.

OWNERSHIP REPORTS BY OFFICERS AND DIRECTORS

     The Common Stock of the Company is registered with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's common stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. All of the Company's officers and directors filed these reports on a timely basis.

CODE OF ETHICS

     The Company has adopted a Code of Ethics that is applicable to all of its directors and officers. The Code of Ethics has been filed with the Securities and Exchange Commission and is available at the Company's website at WWW.JACKSONVILLESAVINGS.COM. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company's website.

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

     The Company has adopted controls and other procedures which are designed to ensure that information required to be disclosed in this Proxy Statement and other reports filed with the SEC is recorded, processed, summarized and reported within time periods specified by the SEC. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the fiscal year (the "Evaluation Date"). Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective in timely alerting them to the material information relating to us (or our consolidated subsidiaries) required to be included in this Proxy Statement.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Any stockholder who wishes to contact the Company's Board of Directors or an individual director may do so by writing to: Board of Directors, Jacksonville Bancorp, Inc. 1211 West Morton Avenue, Jacksonville, Illinois 62650. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or individual director as appropriate depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by another employee of the Company, and the Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

     The Company has established separate procedures for the submission of complaints regarding accounting, internal accounting controls, or auditing matters, as required by Section 301 of the Sarbanes-Oxley Act of 2002. Such communications may be submitted to the Chairman of the Audit Committee by telephoning (217) 243-9504. Alternatively, such communications may be submitted in writing to the following address: Chairman of the Audit Committee, Jacksonville Bancorp, Inc., 1211 West Morton Avenue, Jacksonville, Illinois 62650.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 2003, the Board of Directors held 12 regular meetings and two special meetings. During the year ended December 31, 2003, no director attended fewer than 75 percent of the total meetings of the Board of Directors of the Company and committees on which such director served. The Board of Directors has established various committees to which certain responsibilities have been delegated. The committees include the following:

     Since June 2003 and pursuant to Nasdaq rules, the independent members of the Board of Directors meet in "executive session" without the presence of management. These meetings are expected to occur no less than bi-annually in conjunction with regularly scheduled meetings of the full Board of Directors.

COMPENSATION COMMITTEE

     In the past, the full Board of Directors acted as the Company's Compensation Committee. The Compensation Committee reviews the salary and benefits provided to the Company's officers and employees. During fiscal year 2003, the Board met one time in its capacity as Compensation Committee. Commencing in 2004, Andrew F. Applebee, Richard A. Foss and John C. Williams are no longer members of the Compensation Committee, and each member of the Compensation

Committee will be "independent" as defined in the Nasdaq listing standards.

NOMINATING COMMITTEE

     In the past, the Nominating Committee consisted of the entire Board. The Nominating Committee met one time in fiscal year 2003.

     Beginning in 2004, each member of the Nominating Committee will be "independent" as defined in the Nasdaq listing standards. The Company's Board of Directors has adopted a written charter for the Committee, which is available at the Company's website at WWW.JACKSONVILLESAVINGS.COM.

     The functions of the Nominating Committee include the following:

     o to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

     o to review and monitor compliance with the requirements for board independence; and

     o to review the committee structure and make recommendations to the Board regarding committee membership.

     The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

     o has personal and professional ethics and integrity and whose values are compatible with the Company's;

     o has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

     o is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

     o is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

     o is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

     o has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

     The Nominating Committee will also take into account whether a candidate satisfies the criteria for "independence" under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

PROCEDURES FOR THE NOMINATION OF DIRECTORS BY SHAREHOLDERS

     The Nominating Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by the Company's stockholders. Stockholders can submit the names of qualified candidates for director by writing to our Corporate Secretary, at 1211 West Morton Avenue, Jacksonville, Illinois 62650. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company's proxy materials for the preceding year's annual meeting. The submission must include the following information:

     o the name and address of the stockholder as they appear on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

     o the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);

     o    a statement of the candidate's business and educational experience;

     o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

     o a statement detailing any relationship between the candidate and the Company;

     o a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

     o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

     o a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

     A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in "Other Matters and Advance Notice of Business to be Conducted at an Annual Meeting."

AUDIT COMMITTEE

     The Company's Audit Committee consists of Directors Cannell, Deal, Goldasich and Osburn. Each member of the Audit Committee is "independent" as defined in the listing standards for Nasdaq-listed companies and under Rule 10A-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). Each member of the Audit Committee is able to read and understand financial statements, and no member of the Audit Committee has participated in the preparation of the Company's or the Bank's, or the Bank's subsidiaries', financial statements during the past three years. Director Cannell is deemed by the Company to be an "audit committee financial expert." Director Cannell has an understanding of generally accepted accounting principles (GAAP) and has the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that the Company reasonably expects to be raised by the Company's financial statements. Director Cannell has acquired these attributes through experience as a certified public accountant and partner in a public accounting firm.

     The Audit Committee reviews, approves and oversees all related-party transactions of the Company and the Bank, which would be required to be disclosed under applicable Exchange Act rules. The Audit Committee meets as needed in order to examine and approve the audit report prepared by the Company's independent auditors and to conduct such other business as is necessary. During fiscal year 2003, the Audit Committee met four times. A copy of the Company's written charter is attached as Appendix A to this proxy statement.

AUDIT COMMITTEE REPORT

     In accordance with the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that Roger Cannell is qualified to serve as an audit committee financial expert. The Board made this determination based on Mr. Cannell's experience as a Certified Public Accountant. The Board believes that this experience makes Mr. Cannell qualified to serve as the audit committee financial expert for the Company.

     In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

     In accordance with its written charter and as part of its ongoing activities, the Audit Committee has:

     o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003;

     o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES, as amended; and

     o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, and has discussed with the independent auditors their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

              This report has been provided by the Audit Committee:

                 Directors Cannell, Deal, Goldasich and Osburn.

ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

     The Company does not have a policy regarding director attendance at the annual meetings of stockholders. Directors Applebee, Foss, Williams, Cannell, Goldasich, Hess, Osburn and Scott attended the prior fiscal year's annual meeting of stockholders.

DIRECTORS' COMPENSATION

     CASH COMPENSATION. Members of the Board of Directors of the Company each received $8,100 during the fiscal year ended December 31, 2003. The Company paid a total of $79,000 in directors' fees for the year ended December 31, 2003.

EXECUTIVE COMPENSATION

     The following table sets forth for the fiscal years ended December 31, 2003, 2002 and 2001, certain information as to the total remuneration paid by the Company to the Chairman and the Chief Executive Officer, and all other officers of the Company with total income in excess of $100,000 as of December 31, 2003 ("Named Executive Officers").


======================= ======== ====================================== =================================== =================
                                          ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                 -------------------------------------- -----------------------------------
                                                                                AWARDS            PAYOUTS
                                                                        ----------------------- -----------
                         YEAR                               OTHER        RESTRICTED                               ALL
       NAME AND          ENDED                              ANNUAL         STOCK      OPTIONS/     LTIP          OTHER
PRINCIPAL POSITION(1)    12/31    SALARY(3)    BONUS     COMPENSATION     AWARDS        SARS      PAYOUTS   COMPENSATION(2)
======================= ======== ============ ========= =============== ============ =========== ========== =================
Andrew F. Applebee       2003     $113,539      $6,900        $--            $--           --        --         $13,605
Chairman of the Board    2002      112,808       1,500         --             --           --        --          13,543
                         2001      116,259          --         --             --       14,000        --           8,100
----------------------- -------- ------------ --------- --------------- ------------ ----------- ---------- -----------------
Richard A. Foss          2003     $130,344      $6,900        $--            $--           --        --         $14,194
President, Chief         2002      117,618       1,500         --             --           --        --          14,074
Executive Officer and    2001      120,053          --         --             --       14,000        --           8,100
Director
======================= ======== ============ ========= =============== ============ =========== ========== =================

---------------
(1) No other executive officer received salary and bonuses that in the aggregate exceeded $100,000.
(2) All other compensation consisted of board fees from the Company to Messrs. Applebee and Foss totaling $8,100 and board fees from the Company's wholly owned subsidiary of $1,500 and the Company's matching contribution under the 401(k) Profit Sharing Plan.
(3) Includes deferred compensation for Mr. Applebee of $6,000 for 2003, $6,000 for 2002 and $11,259 for 2001, and for Mr. Foss of $6,000, for 2003, $6,000
     for 2002 and $12,053 for 2001.


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During the fiscal year ended December 31, 2003, the Compensation Committee, which consisted of all directors, met to review the performance of the executive officers and determine compensation programs and adjustments. Andrew F. Applebee, Richard A. Foss and John C. Williams are directors of the Company in addition to being executive officers of the Company. Messrs. Applebee, Foss and Williams do not participate in the Board of Director's determination of their respective compensation as executive officers.

     REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION. The Compensation Committee evaluates the performance of the Chairman and the Chief Executive Officer and other executives, and reviews and approves increases to base compensation as well as the level of bonus, if any, to be awarded. The Compensation Committee also approves any perquisites payable to such officers. In addition, the Compensation Committee determines the budget for salaries for other executive officers, and reviews the report of the Chief Executive Officer regarding the allocation of compensation of such other officers. In determining whether the base salary of the Chairman and Chief Executive Officer should be increased, the budget for other executive officers and whether to approve the Chief Executive Officer's allocation of such amounts, the Compensation Committee takes into account individual performance and information regarding compensation paid to executives performing similar duties for financial institutions in the Company's market area. The Compensation Committee uses a peer comparison employing at least two published compensation surveys in determining the salary and benefits of the Chairman and Chief Executive Officer.

     While the Compensation Committee does not use strict numerical formulas to determine changes in compensation for the Chairman, Chief Executive Officer and other executive officers, it weighs a variety of different factors in its deliberations. Factors considered by the Committee in fiscal 2003 included operating performance, general management oversight of the Company, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Committee considered the standing of the Company with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and nonquantitative factors described above was considered by the Committee, such factors were not assigned a specific weight in evaluating the performance of each of the Company's executive officers. Rather, all factors were considered, and based upon the effectiveness of such officers in addressing each of the factors, as well as the lack of inflation generally, and the range of compensation paid to officers of peer institutions.

     This report has been provided by the Board of Directors: Roger D. Cannell, Michael R. Goldasich, Dean H. Hess, Emily Osburn, Harvey D. Scott III and John
C. Williams.

PERFORMANCE GRAPH

     Set forth hereunder is a performance graph comparing (a) the total return on the common stock of the Company and predecessor Bank for the period beginning on January 1, 1999, through December 31, 2003, (b) the cumulative total return on stocks included in the Nasdaq Composite Index over such period, and (c) the cumulative total return of publicly traded thrifts or thrift holding companies in the mutual holding company structure over such period. The cumulative total return on the Company's common stock was computed assuming the reinvestment of cash dividends.


--------------------------------------------------------------------------------
                           JACKSONVILLE BANCORP, INC.
--------------------------------------------------------------------------------






                               [PERFORMANCE GRAPH]








                            -----------------------------------------------------------------
INDEX                        12/31/98   12/31/99   12/31/00   12/31/01   12/31/02   12/31/03
---------------------------------------------------------------------------------------------
Jacksonville Bancorp, Inc.     100.00      72.83      82.79     104.54     106.00     168.66
NASDAQ - Total US              100.00     185.95     113.19      89.65      61.67      92.90
SNL MHC Thrifts Index          100.00      88.95     124.02     161.41     231.78     391.96

Benefit Plans

     MEDICAL AND LIFE INSURANCE ASSISTANCE. The Company provides full-time employees with medical and life insurance.

     401(K) PLAN. The Company maintains the Company 401(k) Profit Sharing Plan (the "401(k) Plan") which is a qualified, tax-exempt profit sharing plan under
Section 401(k) of the Code. All employees who have reached age 21 and have completed 12 consecutive months of employment (beginning with their first day of employment) during which they worked at least 1,000 hours are eligible to participate. Assets of the 401(k) Plan are managed by the Company's Trust Department which is the 401(k) Plan trustee ("Trustee").

     Under the 401(k) Plan, participants are permitted to make salary reduction contributions to the 401(k) Plan. The participants' salary reduction contribution may be matched by the Company in an amount to be determined annually. In addition, the Company may make discretionary contributions to the 401(k) Plan. The Company's contribution for the year, if any, will be integrated with the Company's social security contribution on behalf of participants so that participants with compensation in excess of the social security taxable wage base will receive a larger contribution on the excess amount. To receive an allocation of the profit sharing contribution, a participant must have 1,000 hours of service during the Plan Year and be employed on the last day of the Plan Year. (The plan year is January 1 to December 31 (the "Plan Year")). All employee contributions and earnings thereon are fully and immediately vested. All Company discretionary contributions vest at the rate of 20% per year commencing after a participant has three years of service with the Company until a participant is 100% vested after seven years of service. Participants will also vest in Company discretionary contributions upon the attainment of early retirement (i.e., age 55 with seven years of participation), the normal retirement age of 65 or later, death or disability, regardless of their years of service. A participant may withdraw salary reduction contributions in accordance with the terms of the 401(k) Plan in the event the participant suffers a serious financial hardship.

     Plan benefits will be paid to each participant in either a single or lump sum payment in cash or property or in installments. At December 31, 2003, the market value of the 401(k) Plan trust fund equaled approximately $4.2 million. The Company did not make any discretionary contributions to the 401(k) Plan for the Plan Year ended December 31, 2003.

     DEFERRED COMPENSATION AGREEMENTS. The Company has entered into deferred compensation agreements with Messrs. Applebee and Foss. Pursuant to the deferred compensation agreements, the Company may contribute annually $4,000 or more for the individuals. The Company is not obliged to invest funds contributed under the deferred compensation agreement; however, earnings and gains from the investment of contributed funds shall be credited to the individual's account. Employees are entitled to distributions under the deferred compensation agreement in the event of retirement, termination, death or disability. Benefits may be paid to the employee or his beneficiary in a lump sum or in annual installments over a period not to exceed 15 years. As of the year ended December 31, 2003, the Company contributed $6,000 to Mr. Applebee's and $6,000 to Mr. Foss' accounts, respectively.

     EMPLOYMENT AGREEMENTS. The Bank has entered into employment agreements with Andrew F. Applebee, Chairman of the Board, and Richard A. Foss, President and Chief Executive Officer of the Bank. The employment agreements ensure that the Bank will be able to maintain a stable and competent management base. The continued success of the Bank depends to a significant degree on the skill and competence of the Chairman of the Board, and the President and Chief Executive Officer.

     Each employment agreement provides for a three-year term. Commencing on the anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the employment agreement for an additional year unless written notice of nonrenewal is given by the Board of Directors after conducting a performance evaluation of the executive. The agreements provide for a base salary of $97,320 and $124,200 for Messrs. Applebee and Foss, respectively, and will be reviewed annually. In addition to the base salary, the employment agreements provide that Mr. Applebee and Mr. Foss are to receive all benefits provided to permanent full-time employees of the Bank, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreements provide for termination by the Bank for cause at any time. In the event the Bank or the Company chooses to terminate Mr. Applebee's or Mr. Foss' employment for reasons other than for cause, as defined, disability or retirement, or upon the termination of either Mr. Applebee or Mr. Foss for reasons other than a change in control, as defined, or in the event of either Mr. Applebee's or Mr. Foss' resignation from the Bank upon (i) failure to reelect him to his current office, (ii) a material change in his functions, duties or responsibilities, (iii) relocation of his principal place of employment by more than 30 miles or material reduction in benefits or perquisites, (iv) certain liquidations or dissolutions of the Bank or the Company, or (v) a breach of the agreement by the Bank, the executive, or in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of the payments due under the remaining term of the employment agreement or three times the average of the three preceding years' base salary, including bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by the Bank. The executive will also be entitled to continuation of life, medical, dental and disability coverage during the remaining term of the agreement. The Board may also pay a severance payment if the executive voluntarily terminates his employment in the event there has not been a change in control.

     If termination, whether voluntary or involuntary, follows a change in control of the Bank or the Company during the term of the agreement, other than for death, disability or for cause, as defined in the employment agreement, the executive or, in the event of death, his beneficiary, would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the employment agreement or (ii) 2.99 times his average annual compensation over the five years preceding termination. The Bank would also continue the executive's life, health, and disability coverage for 36 months. If the change in control provisions of the employment agreements for Mr. Applebee and Mr. Foss were triggered, the total payments to Mr. Applebee and Mr. Foss would be $332,532 and $345,561, respectively.

     The employment agreements provide that for a period of one year following termination the executive agrees not to compete with the Bank or the Company in any city, town or county in which the Bank or the Company maintains an office or has filed an application to establish an office.

     In addition, the Bank has entered into an employment agreement with John Williams, a senior vice president of Jacksonville Savings Bank who is also a member of our Board of Directors. The term of the employment agreement is one year and is renewable annually. The agreement provides for a base salary of $89,160, participation in employee benefit plans, and eligibility for incentive compensation and bonuses. In addition, Mr. Williams is entitled to director fees while serving on the Board of Directors.

     In the event Mr. Williams' employment is terminated for reasons other than cause, disability, retirement, or a change in control, or in the event of Mr. Williams' resignation from the Bank upon certain events of termination defined in the employment agreement, the executive would be entitled to receive an amount equal to the greater of the payments due under the remaining term of the agreement or one times his base salary for the preceding 12 months, bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by the Bank. He would also be entitled to continuation of life, medical and disability insurance coverage during the remaining term of the agreement. In the event of termination of employment due to a change in control (as defined above), Mr. Williams would receive a sum equal to the greater of the payments due for the remaining term of the agreement or one times his base salary for the preceding 12 months, bonuses and any other cash compensation paid, and the amount of any contributions made on his behalf to any employee benefit plans. He would also be entitled to benefits granted under any stock option plan or restricted stock plan and to the continuation of life, medical, dental and disability insurance coverage for the longer of the remaining term of the agreement or one year.

     1996 STOCK OPTION PLAN. The 1996 Stock Option Plan (the "Stock Option Plan") provides officers, employees, nonemployee directors and directors emeritus of the Company and Jacksonville Bancorp, MHC with options and limited rights to purchase up to 83,625 shares, or 10% of the number of shares of Common Stock issued to stockholders, other than Jacksonville Bancorp, MHC The Stock Option Plan authorizes grants of (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, (ii) options that do not so qualify (nonstatutory options) and (iii) limited rights (described below) that are exercisable only upon a change in control of the Company of Jacksonville Bancorp, MHC. Nonemployee directors and directors emeritus are only eligible to receive nonstatutory options. Each nonemployee director received options to purchase 1,500 shares of Common Stock. No options were granted during the year ended December 31, 2003.

     In granting options, the Stock Benefits Committee considers factors such as salary, length of employment with the Company, and the employee's overall performance. All stock options are exercisable in five equal annual installments of 20% commencing one year from the date of grant; PROVIDED, HOWEVER, that all options will be 100% exercisable in the event the optionee terminates his service due to death or disability, or in the event of a change in control of Jacksonville Bancorp, MHC or the Company. With respect to grants to employees, all options will become 100% exercisable in the event the employee terminates employment due to normal retirement as defined in the Stock Option Plan. Options must be exercised within 10 years from the date of grant. Stock options may be exercised up to one year following termination of service or such later period as determined by the Stock Benefits Committee. The exercise price of the options will be at least 100% of the fair market value of the underlying Common Stock at the time of the grant. Options which are not exercised prior to their expiration or in the event the Optionee otherwise fails to exercise them in a timely manner, shall be eligible for grant to another employee or director.

     In the event that the Company or Jacksonville Bancorp, MHC experiences a "change in control" (as defined in the Stock Option Plan), the Optionee will have the right to receive an amount of cash equal to the difference between the exercise price of the option and the fair market value of shares of Common Stock subject to the option on the date of exercise (a "Limited Right"). Upon the exercise of a Limited Right, the related option to acquire Common Stock shall cease to exist; conversely if an optionee exercises the option to acquire Common Stock, the related Limited Right shall terminate. If an optionee elects to exercise his or her Limited Right, the Company shall promptly pay the optionee cash in an amount equal to the difference between the option exercise price and the fair market value (as defined) of the underlying shares of Common Stock on the date the Limited Right is exercised multiplied by the number of shares of Common Stock with respect to which the Limited Right is being exercised.

     In the event of termination of employment, death or disability, the Company and/or Jacksonville Bancorp, MHC, if requested by the optionee or beneficiary, may elect, in exchange for the option, to pay the optionee, or beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the option on the date of the optionee's termination of employment, termination of service for death or Disability.

     The Board of Directors may modify or amend the Stock Option Plan in any respect with regard to awards made to officers or employees; provided that stockholder approval shall be required for any modification or amendment which:
(a) increases the maximum number of shares for which options may be granted, subject to provisions of the Stock Option Plan intended to prevent dilution or the enlargement of the rights of a participant; (b) reduces the exercise price at which an award may be granted, subject to adjustments in the exercise price intended to prevent dilution or the enlargement of the rights of a participant;
(c) extends the period during which options may be granted or exercised beyond those times originally proscribed; or (d) changes the persons eligible to participate in the Stock Option Plan. No modification or amendment may affect the rights of a participant under an outstanding award.

     2001 STOCK OPTION PLAN. The 2001 Stock Option Plan provides for awards in the form of stock options, reload options, limited stock appreciation rights ("Limited Rights"), and dividend equivalent rights. Each award is on such terms and conditions, consistent with the Stock Option Plan and applicable laws and regulations, as the committee administering the Stock Option Plan may determine.

     The term of stock options generally will not exceed ten years from the date of grant (or ten years and one day in the case of nonstatutory stock options). Stock options granted under the Stock Option Plan may be either "Incentive Stock Options" as defined under Section 422 of the Code or stock options not intended to qualify as such ("nonstatutory stock options"). Any shares subject to an award that terminates, expires or is forfeited unexercised will again be available for issuance under the Stock option Plan. Generally, in the discretion of the Board, all or any nonstatutory stock options granted under the Stock Option Plan may be transferrable by the participant but only to the persons or classes of persons determined by the Board. No other award or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Stock Option Plan.

     Reload options may also be granted at the time of the grant of a stock option. Reload options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a reload option is equal to the market value of the previously owned stock at the time it was surrendered to the employer. The option period during which the reload option may be exercised expires at the time as that of the original option that the holder has exercised.

     Dividend equivalent rights may also be granted at the time of the grant of a stock option. Dividend equivalent rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividend, multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined under the Stock Option Plan as any dividend paid on shares of Common Stock where the rate of dividend exceeds the Company's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. No options were granted to the named executive officers or directors in 2003.

     The following table sets forth information concerning options outstanding and exercised to the named executive officers at December 31, 2003.

====================================================================================================================

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION VALUES
====================================================================================================================
                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
           NAME              SHARES ACQUIRED       VALUE               OPTIONS AT          IN-THE-MONEY OPTIONS AT
                              UPON EXERCISE     REALIZED (1)        FISCAL YEAR-END          FISCAL YEAR-END (2)
                                                                ------------------------- --------------------------
                                                                EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------- ---------------- ----------------- ------------------------- --------------------------
Andrew F. Applebee                6,980           118,217               15,920/0                 $111,426/$0

---------------------------- ---------------- ----------------- ------------------------- --------------------------

Richard Foss                      7,143           120,387               14,000/0                 $96,012/$0

============================ ================ ================= ========================= ==========================
---------------
(1)  Equals the difference between the aggregate exercise price of the options exercised and the aggregate fair market value of the shares of Common Stock received upon exercise computed using the price of the Common Stock as quoted on the Nasdaq Small Cap Market at the time of exercise.
(2)  Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on
     December 31, 2003, at which date the closing price of the Common Stock as quoted on the Nasdaq SmallCap Market was $16.858.

     Set forth below is information as of December 31, 2003 regarding equity compensation plans categorized by those plans that have been approved by the stockholders of the Company and which consist of the 1996 Stock Option Plan and 2001 Stock Option Plan. The Company did not have any equity compensation plans that were not approved by its stockholders.

====================================================================================================================
                                    NUMBER OF SECURITIES TO BE
                                      ISSUED UPON EXERCISE OF                              NUMBER OF SECURITIES
                                      OUTSTANDING OPTIONS AND      WEIGHTED AVERAGE      REMAINING AVAILABLE FOR
               PLAN                           RIGHTS                EXERCISE PRICE         ISSUANCE UNDER PLAN
--------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved            110,838                   $9.71                     - 0 -
by stockholders.................
--------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by stockholders........                N/A                      N/A                       N/A
--------------------------------------------------------------------------------------------------------------------
      Total.....................              110,838                   $9.71                     - 0 -
====================================================================================================================

     TRANSACTIONS WITH CERTAIN RELATED PERSONS. The Company intends that all transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms consistent with the provisions of federal and state regulation, which governs loans to directors and executive officers and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction. At December 31, 2003, the Company had loans with an aggregate balance of $536,000 outstanding to its executive officers and directors. All such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other employees, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

--------------------------------------------------------------------------------
              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company has approved the engagement of McGladrey & Pullen, LLP to be the Company's auditors for the 2004 fiscal year, subject to the ratification of the engagement by the Company's stockholders. Auditors are not deemed independent under Securities Rules unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the audit committee which sets forth each specific service to be performed by auditor. At the Meeting, the stockholders will consider and vote on the ratification of the engagement of McGladrey & Pullen, LLP for the Company's fiscal year ending December 31, 2004. A representative of McGladrey & Pullen, LLP is expected to attend the Meeting, and will have an opportunity to make a statement and to answer questions.

     AUDIT FEES. During the past two years the aggregate fees billed for professional services rendered by McGladrey & Pullen, LLP (the "Independent Auditor") for the audit of the Company's annual financial statements and for the review of the Company's Form 10-K, annual report and Form 10-Q were $72,893 for 2003 and $45,000 for 2002.

     AUDIT-RELATED FEES. During the past two years fees for professional services by the Independent Auditor that were not directly related to the preparation of the audit were $3,775 for 2003 and $4,475 for 2002.

     TAX FEES. During the past two fiscal years the aggregate fees billed for professional services by the Independent Auditor for tax services were $18,337 for 2003 and $16,922 for 2002.

     ALL OTHER FEES. The aggregate fees billed for professional services rendered for the Company by the Independent Auditor for service other than those listed above were zero for 2003 and $12,247 for 2002.

     The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its auditors. The Audit Committee concluded that performing such services in 2002 and 2003 did not affect the auditors' independence in performing their function as auditors of the Company.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

     The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

     In order to ratify the selection of McGladrey & Pullen, LLP as the auditors for the 2004 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of McGladrey & Pullen, LLP as auditors for the 2004 fiscal year.

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                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 1211 West Morton Avenue, Jacksonville, Illinois, no later than November 29, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

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         ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
--------------------------------------------------------------------------------

     The Bylaws of the Company provide an advance notice procedure for certain business to be brought before an Annual Meeting. In order for a stockholder to properly bring business before an Annual Meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than five (5) days before the date fixed for such meeting. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received. There have been no material changes to these procedures during the year ended December 31, 2003.

     The date on which the Annual Meeting of Stockholders is expected to be held is April 26, 2005. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2004 Annual Meeting of Stockholders must be given to the Company no later than April 21, 2005.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

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                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. A copy of the Company's Annual Report accompanies this Proxy Statement. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, WHICH ALSO CONSTITUTES THE COMPANY'S ANNUAL DISCLOSURE STATEMENT WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE BY ACCESSING THE COMPANY'S WEBSITE AT "WWW.JACKSONVILLESAVINGS.COM" OR UPON WRITTEN OR TELEPHONIC REQUEST TO DIANA TONE, AT 1211 WEST MORTON AVENUE, JACKSONVILLE, ILLINOIS 62650 OR CALL (217) 245-4111.

BY ORDER OF THE BOARD OF DIRECTORS


/s/ John D. Eilering
----------------------------------------
John D. Eilering
Corporate Secretary
Jacksonville, Illinois
March 29, 2004

                                                                      APPENDIX A

                            JACKSONVILLE SAVINGS BANK

                     AUDIT COMMITTEE--FORMAL WRITTEN CHARTER

                               PURPOSE OF CHARTER

The purpose of this charter is to describe Jacksonville Bancorp Inc.'s Audit Committee organization, responsibilities, and functions under the terms of Nasdaq's rule #4350(d)(1) for Small Cap issuers.

ORGANIZATION

This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be members of, and appointed by, the Board of Directors and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the stock exchange listing standards. All Committee members shall be financially literate, and at least one member shall be an audit committee financial expert, as defined by SEC regulations.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's internal audit function and independent auditors; the independent auditor's qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. The Committee is responsible for maintaining free and open communication between the Committee, independent auditors, internal auditors, and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

DUTIES AND RESPONSIBILITIES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and reviewing the Company's unaudited interim financial statements.

     The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth below as a guide with the understanding that the Committee may supplement them as appropriate.

     The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of a committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

     The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

     The Committee shall meet at least quarterly and all minutes shall be submitted to the Board of Directors. The Committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting committee action. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management's response.

     The Committee shall receive regular reports from the independent auditor on the critical polices and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

     The Committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

     The Committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

     The Committee shall receive any corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

     The Committee shall also prepare its report to be included in the Company's annual proxy statement, as required by SEC regulations.

     The Committee shall perform an evaluation, or self-assessment, of its performance at least annually to determine whether it is functioning effectively.


                                               REVOCABLE PROXY

                                          JACKSONVILLE BANCORP, INC.
                                        ANNUAL MEETING OF STOCKHOLDERS
                                                APRIL 27, 2004

     The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of the Company, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2004 Annual
Meeting of Stockholders (the "Meeting") to be held at the Company's main office, 1211 West Morton Avenue at
1:30 p.m. (Illinois time) on April 27, 2004. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


1.   The election as director of the
     nominees listed below to serve for                        FOR                       VOTE
     a three-year term (except  as                             ---                     WITHHELD
     marked to the contrary below).                    (except as marked to            --------
                                                       the contrary below)
     Andrew F. Applebee
     Emily J. Osburn
     Harvey D. Scott, III                                     /  /                       /  /

     INSTRUCTION: TO WITHHOLD YOUR VOTE
     FOR ONE OR MORE NOMINEES, WRITE
     THE NAME OF THE NOMINEE(S) ON THE
     LINES BELOW.

     -----------------------------

     -----------------------------

     -----------------------------


2.   The ratification of the                          FOR              AGAINST             ABSTAIN
     appointment of McGladrey & Pullen,
     LLP as auditors for the fiscal                   /  /               /  /                /  /
     year ending December 31, 2004.


               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

------------------------------------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR
EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE
VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO
OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
-------------------------------------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a proxy statement dated March 29, 2004, and audited financial statements.

Dated: March 29, 2004                       / / Check Box if You Plan to Attend
                                                Meeting


-------------------------------------       ------------------------------------
PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER


-------------------------------------       ------------------------------------
SIGNATURE OF STOCKHOLDER                     SIGNATURE OF STOCKHOLDER



Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



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           PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY
                    IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------